Exhibit 99.1

Investor Call May 15, 2012 Kevin Loughrey Chairman and Chief Executive Officer

Cautionary Statements This document contains ‘‘forward-looking statements’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Act of 1934, as amended and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward looking statements include, without limitation: estimates of future capital expenditures and other cash needs for operations, including with respect to the development of Mt. Milligan, and expectations as to the funding thereof; statements as to the projected development of Mt. Milligan and other projects, including expected production commencement dates; statements as to the expected mill capacity at Endako and statements regarding future earnings, and the sensitivity of earnings to molybdenum prices; estimates of future production costs and other expenses for specific operations and on a consolidated basis; estimates of future mineral production and sales for specific operations and on a consolidated basis; estimates of mineral reserves and resources, including estimated mine life and annual production; statements with respect to the future financial or operating performance of Thompson Creek or its subsidiaries and its projects; and statements with respect to the costs and timing of future exploration projects and the development of new deposits including the Berg property and the Davidson property. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s 2011 Form 10-K, Quarterly Report on Form 10-Q for the three months ended March 31, 2012, and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Mineral Resources: This presentation uses the terms “Measured”, “Indicated” and “Inferred” Resources. United States investors are advised that while such terms are recognized and required by Canadian regulations, the United States Securities and Exchange Commission does not recognize them. “Inferred Mineral Resources” have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into Mineral Reserves. United States investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is economically or legally mineable. All currency figures in US$, except where noted.

Cash Capital Expenditures Funding As of March 31, 2012 1 Assumes CAD/USD exchange rate of 1.00. 2 Includes Mt. Milligan working capital of approximately $30 million (first fills, spare parts, & commissioning parts) and a contingency of $137 million at the high estimate ($7 million contingency at the low estimate). Assumes an independent third party lease arrangement for the permanent camp at Mt. Milligan. 3 Net revolver availability defined as availability under R/C facility less minimum liquidity. Minimum liquidity is currently defined as (i) the amount of cash on hand and (ii) availability under the R/C and (iii) expected payment from Royal Gold that will be received in the next quarter. 3 2 2 excludes cash flow from operations in millions of US dollars C$1.1Billion project cash spent since inception thru 3/31/12 $660 total funding in place Mt. Milligan Maintenance Endako Expansion Cash shortfall Funding sources Remaining Cash Capital Q2 2012 thru Q4 20131 Low cash estimate 885 HIGH cash estimate 1,025

~70% of project capex spent or contractually committed Contingency represents 46% of non-fixed cost remaining High end of Mt. Milligan capital budget in millions of Canadian dollars A Clear Path to Project Completion 4 ~$1.5bn

Pro-Forma Cash Capital Expenditures Funding As of March 31, 2012 1 Assumes CAD/USD exchange rate of 1.00. 2 Excludes additional proceeds from over allocation position. 3 Includes Mt. Milligan working capital of approximately $30 million (first fills, spare parts, & commissioning parts) and a contingency of $137 million at the high estimate ($7 million contingency at the low estimate). Assumes an independent third party lease arrangement for the permanent camp at Mt. Milligan. 4 Net revolver availability defined as availability under R/C facility less minimum liquidity. Minimum liquidity is currently defined as (i) the amount of cash on hand and (ii) availability under the R/C and (iii) expected payment from Royal Gold that will be received in the next quarter. 4 3 3 excludes cash flow from operations in millions of US dollars NEW $407 net proceeds after fees and estimated transaction costs 43 2 $1,067 new total funding in place Mt. Milligan Maintenance Endako Expansion Funding Sources Additional Funding Remaining Cash Capital Q2 2012 thru Q4 20131 Low 885 High 1,025

Pro forma capitalization 1 LTM EBITDA of $132.9 million as of 3/31/12. 2 $212 million Tangible Equity Units consisting of $177 million prepaid purchase contracts, net of fees and expenses, and $36 million senior amortizing notes. 3 Based on fully diluted shares and closing price of $4.36 as of May 10, 2012. 6 Excludes cash flow from operations 1,107 total capitalization 1,518 total capitalization 909 equity 609 debt 733 equity 373 debt 2 2 in millions of US dollars

A Great Asset with Robust Economics Reserve calculation utilized conservative metals pricing of $1.60/lb Cu and $690/oz Au Current resource is open at depth and possibly extends laterally Multiple exploration drill targets within company’s land position Mt. Milligan geophysical and geochemical signature repeated on several targets within the holdings Revenue potential equal to existing operations 1 Estimated cash costs include operating costs, refining/smelting costs, and transportation. Cash operating costs and estimated annual production in concentrate are based upon the 2008 Terrane Metals Corp. Feasibility Study. Assumes average annual production of 89 million lbs of copper in concentrate (85.4 million lbs of payable copper) and 262,000 oz of gold in concentrate (256,760 oz of payable gold) for years 1-6 of full production. Exchange rate is assumed at parity (C$1.00 = US$ 1.00). 2 Bloomberg pricing as of 5/11/12: Cu - $3.65/lb; Au - 60% @ $1,579/oz and 40% @ $435/oz (per Amended and Restated Gold Stream Agreement with Royal Gold). 2 Significant annual cash flow potential in millions of US dollars1 Upside Potential

APPENDIX

Indicative Summary Terms and Conditions High Yield Bonds 9 Issuer Thompson Creek Metals Company Inc. (the “Company”) Principal amount $200 million Coupon 12.5% Issue Senior Unsecured Notes (“Notes”) Maturity May 1, 2019 Guarantors The Notes are guaranteed by substantially all the domestic subsidiaries of the Company, similar to the existing 7.375% senior unsecured notes Optional redemption Non-callable for four years; callable after 4 years at half the coupon declining ratably to par Equity claw-back allowing redemption of up to 35% of the Notes at a premium with the proceeds of certain equity offerings Change of control 101% put plus accrued and unpaid interest to the purchase date Covenants Standard high yield covenants, substantially similar to the existing 7.375% senior unsecured notes Use of Proceeds Net proceeds of $195 million to be used for the completion of the Mt. Milligan copper-gold mine and working capital

Indicative Summary Terms and Conditions Tangible Equity Units 10 Issuer Thompson Creek Metals Company Security Tangible Equity Units (“tMEDS”); Units consisting of a prepaid stock purchase contract and a senior amortizing note Offering size $220 million (8,800,000 units) Over-allotment $30 million (1,200,000 units) Offering price of each tMEDS $25 Indicative coupon range 6.50% Conversion premium 17.50% Tenor May 15, 2015 Accounting Stock purchase contract to be classified as a component of common equity (approximately $184 million before netting of $7 million in fees) and the amortizing notes as liabilities (approximately $36 million) Use of proceeds Net proceeds of $212 to be used for the completion of the Mt. Milligan copper-gold mine and working capital

Indicative Summary Terms and Conditions Tangible Equity Units (cont'd) 11 The $220 million tMeds1 consists of $184 million in prepaid common equity units that convert to common equity in three years ($177 million net of transaction fees). This represents a minimum of 40.4 million shares at a 17.5% premium and a maximum of 47.4 million shares giving a range of 24% to 28% dilution1. $36 million amortizing notes paid quarterly during the three years prior to conversion. The Company will repay to tMeds investors approximately $3.6 million on a quarterly basis over the three years until the units convert ($14.3 mm/year, which translates into an annual coupon payment of about 6.5% on the $220 million tMeds). Excludes additional proceeds from over allocation position.

Revolving Credit Facility Financial Ratios1 12 Consolidated Leverage Ratio2 Consolidated Interest Coverage Ratio2 Consolidated Secured Leverage Ratio3 Requirement through quarter ended March 31, 2012 < 3.50 to 1.00 > 3.00 to 1.00 n/a Requirement for quarters ending June 30, 2012 through December 31, 2013 N/A N/A < 3.00 to 1.00 Requirement for quarters ending on March 31, 2014 and thereafter < 3.00 to 1.00 > 3.00 to 1.00 N/A Actual as of March 31, 2012 2.79 to 1.00 5.94 to 1.00 0.17 to 1.00 After giving effect to the Credit Facility Amendment. In addition to maintaining the financial ratios outlined in the table above, the company also must maintain a minimum liquidity amount of $75,000,000 at the end of each fiscal quarter until the completion of the Mt. Milligan project. The Credit Facility Amendment suspends the consolidated leverage ratio and consolidated interest coverage ratio tests for the fiscal quarter ending June 30, 2012 through the fiscal quarter ending December 31, 2013. The consolidated secured leverage ratio is defined as consolidated secured total debt to consolidated EBITDA.

Thompson Creek Metals Company NYSE:TC TSX:TCM www.thompsoncreekmetals.com Pamela Solly Director, Investor Relations Phone: (303) 762-3526 Email: psolly@tcrk.com